Exhibit 23

Consent of Independent Certified Public Accountant

May 18, 2009

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Seaway Valley Capital Corporation filed on March 20, 2008 and September 26, 2008, of our report dated May 18, 2009, included in this annual report on Form 10-K for the year ended December 31, 2008.

/s/ Dannible & McKee, LLP
Dannible & McKee, LLP
Syracuse, New York

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